File Number:
LP0000443
Date Filed: 07/21/2008
Robin Carnahan
Secretary of State

FIFTH AMENDMENT OF SIXTEENTH RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned for the purpose of amending a Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law states the following:

(1) The name of the partnership is The Jones Financial Companies, L.L.L.P. and the partnership's registration number is LP0000443.

(2) The date the limited partnership was filed in Missouri is June 5, 1987.

(3) The partnership registered as a Limited Liability Partnership with the Missouri Secretary of State on November 1, 1996.

(4) The partnership registered as a Registered Limited Liability Limited Partnership on July 15, 2002.

(5) The Sixteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective July 1, 2008.

Upon the admissions and withdrawals of said partners, the number of general partners is 327.

In affirmation thereof, the facts stated above are true.

Dated: 7-14-08

General Partner:

By: [signature]
James D. Weddle,
Managing Partner/Authorized Person/
Attorney-in-Fact

State of Missouri
Amend/Restate - LLC/LP/LLP/LLLP 3 Page(s)

T0820612015

EXHIBIT A

New Partners of The Jones Financial Companies, L.L.L.P.					
7/1/2008					
Name	**Address**	**City**	**St**	**Postal**	**Country**
David L. Young	205 Country Club Drive	New Bern	NC	28562	USA

EXHIBIT A

Withdrawing Partners of The Jones Financial Companies, L.L.L.P.					
7/1/2008					
Name	**Address**	**City**	**State**	**Postal**	**Country**
Festus Wade Shaughnessy III	312 East Bodley	Kirkwood	MO	63122	USA

State of Missouri


SEAL OF THE SECRETARY OF STATE
MISSOURI

Robin Carnahan
Secretary of State

AMENDED CERTIFICATE
OF
LIMITED PARTNERSHIP

WHEREAS,

THE JONES FINANCIAL COMPANIES, L.L.L.P.
LP0000443

filed its Amended Certificate of Limited Partnership with this office and WHEREAS that filing was found to conform to the Missouri Uniform Limited Partnership Act;

NOW, THEREFORE, I, ROBIN CARNAHAN, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law do hereby certify and declare that the above entity's registration of limited partnership is amended.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 21st day of July, 2008.


THE GREAT SEAL OF THE STATE OF MISSOURI
UNITED WE STAND DIVIDED WE FALL
SALUS POPULI SUPREMA LEX ESTO
MDCCCXX

Secretary of State